Exhibit 99.1

Contacts:
	Media Contact	Investor Contact
	DoShik Wood	Brian Denyeau
	AspenTech	ICR
	+1 781-221-5730	+1 646-277-1251
	doshik.wood@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter And Fiscal Year 2013

Burlington, Mass. — August 15, 2013 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its fourth quarter and fiscal year 2013, ended June 30, 2013.

Mark Fusco, Chief Executive Officer of AspenTech, said, “The fourth quarter completed another very strong year for AspenTech. The company outperformed on each of its key financial metrics during fiscal 2013, highlighted by 13% total license contract value growth, 43% free cash flow growth, and better than expected profitability. We are seeing continued customer interest in our aspenONE® subscription software offering, and believe we have a significant opportunity to increase the product penetration rate and usage levels among our large base of blue chip customers.”

Fourth Quarter and Fiscal Year 2013 and Recent Business Highlights

•                  The license portion of total contract value was $1.65 billion at the end of fiscal 2013, which increased 4.7% sequentially and 13.0% compared to the end of fiscal 2012.

•                  Total contract value, including the value of bundled maintenance, was $1.9 billion at the end of fiscal 2013, which increased 5.5% sequentially and 15.1% compared to the end of fiscal 2012.

•                  Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $338 million at the end of fiscal 2013, which increased 4.9% sequentially and 11.1% compared to the end of fiscal 2012.

Summary of Fourth Quarter Fiscal Year 2013 Financial Results

AspenTech’s total revenue of $83.3 million increased 30.1% from $64.0 million in the fourth quarter of the prior year.

•                  Subscription and software revenue was $65.2 million in the fourth quarter of fiscal 2013, an increase from $45.8 million in the fourth quarter of fiscal 2012.

•                  Services & other revenue was $18.0 million in the fourth quarter of fiscal 2013, compared to $18.2 million in the fourth quarter of fiscal 2012.

For the quarter ended June 30, 2013, AspenTech reported income from operations of $15.4 million, compared to a loss from operations of $3.6 million for the quarter ended June 30, 2012.

Net income was $20.4 million for the quarter ended June 30, 2013, leading to net income per share of $0.21, compared to a net loss per share of ($0.06) in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, restructuring charges and amortization of intangibles associated with acquisitions, was $18.9 million for the fourth quarter of fiscal 2013, compared to a non-GAAP loss from operations of $0.9 million in the same period last fiscal year.  Non-GAAP net income was $22.7 million, or $0.24 per share, for the fourth quarter of fiscal 2013, compared to a non-GAAP net loss of $3.5 million, or ($0.04) per share, in the same period last fiscal year.

For the fourth quarter of fiscal 2013, both GAAP and non-GAAP net income included a non-cash tax benefit of $9.8 million as a result of simplifying the company’s Canadian corporate structure.

A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash and marketable securities balance of $224.8 million at June 30, 2013, an increase of $10.7 million from the end of the prior quarter.  During the fourth quarter, the company generated $33.9 million in cash flow from operations and $31.9 million in free cash flow after taking into consideration $2.1 million in capital expenditures and capitalized software.

Summary of Fiscal Year 2013 Financial Results

AspenTech’s total revenue of $311.4 million increased 28% from $243.1 million for fiscal year 2012.

•                  Subscription and software revenue was $239.7 million, an increase from $166.7 million for fiscal year 2012.

•                  Services & other revenue was $71.7 million, compared to $76.4 million for fiscal year 2012.

For the fiscal year ended June 30, 2013, AspenTech reported income from operations of $55.6 million, an improvement from a loss from operations of $15.0 million for fiscal year 2012.

Net income was $45.3 million for the fiscal year ended June 30, 2013, leading to net income per diluted share of $0.47, compared to a net loss per basic and diluted share of ($0.15) for fiscal year 2012.

Non-GAAP income from operations, which adds back stock-based compensation expense, restructuring charges and amortization of intangibles associated with acquisitions, was $70.9 million for fiscal year 2013, an improvement compared to a non-GAAP loss from operations of $2.8 million for fiscal year 2012.  Non-GAAP net income was $55.1 million, or $0.58 per share, for fiscal year 2013, an improvement compared to a non-GAAP net loss of $5.2 million, or ($0.06) per share, for fiscal year 2012.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

For fiscal year 2013, both GAAP and non-GAAP net income included a non-cash tax benefit described above.

For the twelve months ended June 30, 2013, the company generated $146.6 million in cash flow from operations and $143.1 million in free cash flow.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that, for the next few years, a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income (loss) and net income (loss), will be of limited value in assessing AspenTech’s performance, growth and financial condition. Accordingly, management instead is focusing on certain non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, August 15, 2013, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the fourth quarter and fiscal year 2013 as well as the company’s business outlook.

The live dial-in number is (877) 245-0126 or (706) 634-5625, conference ID code 16733106. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 16733106, through September 15, 2013.

About AspenTech

AspenTech is a leading supplier of software that optimizes process manufacturing — for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process. With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations. As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2013 Aspen Technology, Inc. AspenTech, aspenONE, the Aspen leaf logo, and OPTIMIZE are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Forward-Looking Statements

The second paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to develop new software products, enhance existing products and services, or penetrate new vertical markets; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Subscription and software	$65,218	$45,832	$239,654	$166,688
Services and other	18,046	18,185	71,733	76,446
Total revenue	83,264	64,017	311,387	243,134
Cost of revenue:
Subscription and software	3,269	2,554	12,788	10,617
Services and other	9,719	10,547	37,560	41,660
Total cost of revenue	12,988	13,101	50,348	52,277
Gross profit	70,276	50,916	261,039	190,857
Operating expenses:
Selling and marketing	25,803	26,357	93,655	96,400
Research and development	15,939	15,259	62,516	56,218
General and administrative	13,149	13,067	49,273	53,547
Restructuring charges	2	(158)	(5)	(301)
Total operating expenses	54,893	54,525	205,439	205,864
Income (loss) from operations	15,383	(3,609)	55,600	(15,007)
Interest income	518	1,537	3,379	7,578
Interest expense	(39)	(1,486)	(424)	(4,204)
Other expense, net	(765)	(1,036)	(1,117)	(3,519)
Income (loss) before (benefit from) provision for income taxes	15,097	(4,594)	57,438	(15,152)
(Benefit from) provision for income taxes	(5,302)	794	12,176	(1,344)
Net income (loss)	$20,399	$(5,388)	$45,262	$(13,808)
Net income (loss) per common share:
Basic	$0.22	$(0.06)	$0.48	$(0.15)
Diluted	$0.21	$(0.06)	$0.47	$(0.15)
Weighted average shares outstanding:
Basic	93,680	93,563	93,586	93,780
Diluted	95,257	93,563	95,410	93,780

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share data)

	June 30,	June 30,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$132,432	$165,242
Short-term marketable securities	57,015	—
Accounts receivable, net	36,988	31,450
Current portion of installments receivable, net	13,769	33,184
Collateralized receivables	—	6,297
Unbilled services	1,965	1,592
Prepaid expenses and other current assets	9,665	16,219
Prepaid income taxes	288	283
Current deferred tax assets	33,229	7,196
Total current assets	285,351	261,463
Long-term marketable securities	35,353	—
Non-current installments receivable, net	963	14,046
Property, equipment and leasehold improvements, net	7,829	7,037
Computer software development costs, net	1,742	1,689
Goodwill	19,132	19,399
Non-current deferred tax assets	25,250	58,559
Other non-current assets	7,128	6,142
Total assets	$382,748	$368,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Secured borrowings	$—	$10,756
Accounts payable	846	2,566
Accrued expenses and other current liabilities	34,421	37,989
Income taxes payable	1,697	598
Current deferred revenue	178,341	143,578
Current deferred tax liabilities	156	232
Total current liabilities	215,461	195,719
Non-current deferred revenue	53,012	43,595
Other non-current liabilities	12,377	15,429
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares at June 30, 2013 and June 30, 2012 Issued and outstanding— none at June 30, 2013 and June 30, 2012	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 99,945,545 shares at June 30, 2013 and 96,663,580 shares at June 30, 2012 Outstanding— 93,683,769 shares at June 30, 2013 and 93,465,955 shares at June 30, 2012	9,995	9,666
Additional paid-in capital	575,770	547,546
Accumulated deficit	(349,817)	(395,079)
Accumulated other comprehensive income	7,263	8,095
Treasury stock, at cost—6,261,776 shares of common stock at June 30, 2013 and 3,197,625 at June 30, 2012	(141,313)	(56,636)
Total stockholders’ equity	101,898	113,592
Total liabilities and stockholders’ equity	$382,748	$368,335

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$20,399	$(5,388)	$45,262	$(13,808)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,115	1,294	5,229	5,278
Net foreign currency (gain) loss	(285)	169	(952)	953
Stock-based compensation	3,342	2,802	14,637	12,406
Deferred income taxes	(10,541)	(1,162)	5,127	(4,827)
Provision for bad debts	458	(82)	489	22
Excess tax benefits from stock-based compensation	(478)	—	(478)	—
Other non-cash operating activities	453	(2,181)	818	(1,695)
Changes in assets and liabilities:
Accounts receivable	(8,489)	(3,894)	(6,094)	(4,285)
Unbilled services	265	(463)	(380)	734
Prepaid expenses, prepaid income taxes, and other assets	(1,061)	(3,848)	3,827	(3,918)
Installments and collateralized receivables	7,054	14,493	39,419	57,003
Accounts payable, accrued expenses and other liabilities	6,239	7,626	(4,947)	(1,583)
Deferred revenue	15,467	12,301	44,605	58,357
Net cash provided by operating activities	33,938	21,667	146,562	104,637
Cash flows from investing activities:
Purchase of marketable securities	(21,884)	—	(97,597)	—
Maturities of marketable securities	4,549	—	4,549	—
Purchase of property, equipment and leasehold improvements	(1,489)	(3,066)	(4,507)	(4,241)
Insurance proceeds	—	—	2,222	—
Purchase of technology intangibles	—	—	(902)	—
Payments for acquisitions, net of cash acquired	—	—	—	(2,617)
Capitalized computer software development costs	(563)	(24)	(1,156)	(511)
Net cash used in investing activities	(19,387)	(3,090)	(97,391)	(7,369)
Cash flows from financing activities:
Exercise of stock options and warrants	5,713	2,332	21,143	8,913
Proceeds from secured borrowings	—	—	—	4,982
Repayments of secured borrowings	—	(22,622)	(11,010)	(44,892)
Repurchases of common stock	(25,426)	(13,986)	(84,677)	(46,105)
Payment of tax withholding obligations related to restricted stock	(1,947)	(1,472)	(7,705)	(4,597)
Excess tax benefits from stock-based compensation	478	—	478	—
Net cash used in financing activities	(21,182)	(35,748)	(81,771)	(81,699)
Effects of exchange rate changes on cash and cash equivalents	21	(151)	(210)	(312)
(Decrease) increase in cash and cash equivalents	(6,610)	(17,322)	(32,810)	15,257
Cash and cash equivalents, beginning of period	139,042	182,564	165,242	149,985
Cash and cash equivalents, end of period	$132,432	$165,242	$132,432	$165,242

Supplemental disclosure of cash flow information:
Income tax paid, net	$1,953	$1,108	$4,645	$2,707
Interest paid	39	1,488	424	4,206

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to Non-GAAP results.
(unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
Total expenses
GAAP total expenses (a)	$67,881	$67,626	$255,787	$258,141
Less:
Stock-based compensation (b)	(3,342)	(2,802)	(14,637)	(12,406)
Restructuring charges	(2)	158	5	301
Amortization of purchased technology intangibles	(199)	(106)	(702)	(142)
Non-GAAP total expenses	$64,338	$64,876	$240,453	$245,894

Income (loss) from operations
GAAP income (loss) from operations	$15,383	$(3,609)	$55,600	$(15,007)
Plus:
Stock-based compensation (b)	3,342	2,802	14,637	12,406
Restructuring charges	2	(158)	(5)	(301)
Amortization of purchased technology intangibles	199	106	702	142
Non-GAAP income (loss) from operations	$18,926	$(859)	$70,934	$(2,760)

Net income (loss)
GAAP net income (loss)	$20,399	$(5,388)	$45,262	$(13,808)
Plus:
Stock-based compensation (b)	3,342	2,802	14,637	12,406
Restructuring charges	2	(158)	(5)	(301)
Amortization of purchased technology intangibles	199	106	702	142
Less:
Income tax effect on Non-GAAP items (c)	(1,279)	(814)	(5,536)	(3,609)
Non-GAAP net income (loss)	$22,663	$(3,452)	$55,060	$(5,170)

Diluted income (loss) per share
GAAP diluted income (loss) per share	$0.21	$(0.06)	$0.47	$(0.15)
Plus:
Stock-based compensation (b)	0.04	0.03	0.15	0.13
Restructuring charges	—	—	—	—
Amortization of purchased technology intangibles	—	—	0.01	—
Less:
Income tax effect on Non-GAAP items (c)	(0.01)	(0.01)	(0.06)	(0.04)
Non-GAAP diluted income (loss) per share	$0.24	$(0.04)	$0.58	$(0.06)

Shares used in computing Non-GAAP diluted income (loss) per share	95,257	93,563	95,410	93,780

(a) GAAP total expenses

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
Total costs of revenue	$12,988	$13,101	$50,348	$52,277
Total operating expenses	54,893	54,525	205,439	205,864
GAAP total expenses	$67,881	$67,626	$255,787	$258,141

(b) Stock-based compensation expense was as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
Cost of services and other	$297	$271	$1,281	$1,168
Selling and marketing	947	1,099	3,890	4,601
Research and development	716	314	2,969	1,334
General and administrative	1,382	1,118	6,497	5,303
Total stock-based compensation	$3,342	$2,802	$14,637	$12,406

(c) The income tax effect on Non-GAAP items for the three and twelve months ended June 30, 2013 is calculated utilizing an estimate of our future effective tax rate.